UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2014

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

This Current Report on Form 8-K updates 3M’s Annual Report on Form 10-K for the year ended December 31, 2013 (“3M’s 2013 Annual Report”) to reflect the following:

Effective in the first quarter of 2014, 3M transferred a product line between divisions within different business segments and made other changes within business segments in its continuing effort to improve the alignment of its businesses around markets and customers.

The product move between business segments was as follows:

 •   The movement of the Fire Protection product line from the Building and Commercial Services Division (Safety and Graphics business segment) to the Industrial Adhesives and Tapes Division (Industrial business segment). This product move resulted in an increase in net sales for total year 2013 of $73 million in the Industrial business segment offset by a corresponding decrease in the Safety and Graphics business segment.

In addition, other changes within business segments were as follows:

•   The combination of certain existing divisions/departments into new divisions. Within the Electronics and Energy business segment, the new divisions include the Electrical Markets Division (which now includes the former Infrastructure Protection Division), and the Electronic Solutions Division (which now includes the former 3M Touch Systems, Inc.). Within the Safety and Graphics business segment, the new Commercial Solutions Division was created from the combination of the former Architectural Markets Department, the former Building and Commercial Services Division and the former Commercial Graphics Division.  None of these combinations crossed business segments.

•   The renaming of the former Aerospace and Aircraft Maintenance Division within the Industrial business segment to the Aerospace and Commercial Transportation Division.

•   The movement of certain product lines between various divisions within the same business segment.

The financial information presented herein reflects the impact of the preceding product move between business segments for all periods presented.

The preceding information is filed hereunder as Exhibit 99 which is incorporated herein by reference.

Item 9.01 of this Current Report on Form 8-K updates the information contained in 3M’s 2013 Annual Report to reflect 3M’s realignment of its business segments, which were effective during the first quarter of 2014. Updates provided in this Form 8-K are contained in Part I, Item 1, “Business” and Part II, Item 8, “Financial Statements and Supplementary Data” (specifically Note 3, Goodwill and Intangible Assets, and Note 15, Business Segments). 3M also updated Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, to reflect the impact of the business segment realignments. Information for all periods presented herein reflects the impact of these realignments.

By virtue of this Current Report, the Company will be able to incorporate the updated information by reference into future registration statements or post-effective amendments to existing registration statements. This Current Report does not update for other changes since the filing of the 2013 Annual Report (e.g. new developments in commitments and contingencies). For significant developments since the filing of the 2013 Annual Report, refer to subsequent 2014 Quarterly Reports on Form 10-Q.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

12	Calculation of Ratio of Earnings to Fixed Charges
23	Consent of Independent Registered Public Accounting Firm
99	Updates, where applicable, to 3M’s 2013 Annual Report on Form 10-K include:
Part I, Item 1, Business
Part I, Item 1A, Risk Factors
Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 7A, Quantitative and Qualitative Disclosures About Market Risk
Part II, Item 8, Financial Statements and Supplementary Data
101

The following financial information from 3M Company’s Current Report on Form 8-K for the year ended December 31, 2013, filed with the SEC on May 15, 2014, formatted in Extensible Business Reporting Language (XBRL): (i) the Consolidated Statement of Income for the years ended December 31, 2013, 2012 and 2011, (ii) the Consolidated Statement of Comprehensive Income for the years ended December 31, 2013, 2012 and 2011, (iii) the Consolidated Balance Sheet as of December 31, 2013 and 2012, (iv) the Consolidated Statement of Changes in Equity for the years ended December 31, 2013, 2012 and 2011, (v) the Consolidated Statement of Cash Flows for the years ended December 31, 2013, 2012 and 2011, and (vi) Notes to Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY
(Registrant)

Date: May 15, 2014

	By	/s/ David W. Meline
David W. Meline,
Senior Vice President and Chief Financial Officer

(Mr. Meline is the Principal Financial Officer and has been duly authorized to sign on behalf of the Registrant)